EXHIBIT 5.0

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

11TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

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TELEPHONE:  (202) 347-0300

FACSIMILE:   (202) 347-2172

WWW.EMTH.COM

July 30, 2012

Board of Directors

Malvern Bancorp, Inc.

42 East Lancaster Avenue

Paoli, Pennsylvania  19301

Gentlemen:

We have acted as special counsel to Malvern Bancorp, Inc., a Pennsylvania  corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the “Common Stock”), in connection with the conversion of Malvern Federal Mutual Holding Company (the “MHC”) (the “Conversion”).

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Malvern Federal Bancorp, Inc. (a federal corporation) (“Malvern Federal Bancorp”) and Malvern Federal Savings Bank (the “Bank”), the Plan of Conversion and Reorganization of the MHC, the Company, Malvern Federal Bancorp and the Bank and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.  This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued, delivered and sold in the manner described in the Registration Statement,  will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal and Tax Opinions” in the prospectus and the proxy statement/prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:

/s/Hugh T. Wilkinson

Hugh T. Wilkinson, a Partner